PRICING SUPPLEMENT NO. 14                                         Rule 424(b)(3)
DATED:  March 27, 2002                                        File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)

                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount: $25,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 4/2/2002    Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 4/2/2003          CUSIP#: 073928WU3

Option to Extend Maturity:       No       [x]
                                 Yes      [ ]     Final Maturity Date:

                                             Optional            Optional
                       Redemption            Repayment           Repayment
Redeemable On           Price(s)              Date(s)            Price(s)
-------------        --------------        -------------        -----------
     N/A                   N/A                  N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate:  N/A

[ ]    Commercial Paper Rate               Minimum Interest Rate:  N/A

[ ]    Federal Funds Effective Rate

[ ]    Federal Funds Open Rate             Interest Reset Date(s):  *

[ ]    Treasury Rate                       Interest Reset Period:  Monthly

[ ]    LIBOR Reuters                       Interest Payment Date(s):  **

[x]    LIBOR Telerate

[ ]    Prime Rate

[ ]    CMT Rate

Initial Interest Rate: 1.87875%            Interest Payment Period:  Monthly

Index Maturity:  One Month

Spread (plus or minus):  N/A

*    On the 2nd of each month prior to Maturity.

**   On the 2nd of each month and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.